Exhibit 99.1

1999 Bryan Street, Suite 3500
Dallas, Texas 75201
1.214.583.8500

Press Release

FOR IMMEDIATE RELEASE	November 19, 2024

Jacobs Reports Strong Fiscal Fourth Quarter and Fiscal Year 2024 Earnings
Successful Separation and Merger of CMS and C&I, Now Trading as Amentum (NYSE: AMTM)
Backlog Grows by 23% y/y with TTM Book-to-Bill Ratio of 1.35x
FY 2025 Guidance Highlights Favorable Growth and Margin Expectations

DALLAS - Jacobs Solutions Inc. (NYSE: J) today announced its financial results for the fiscal fourth quarter and fiscal year ended September 27, 2024.
Q4 2024 Financial Highlights from Continuing Operations:
•Revenue of $3.0 billion grew 4.4% y/y; adjusted net revenue1 up 4.3% y/y
•Net income of $309 million, up 333.1% y/y; Adjusted EBITDA1 of $289 million, up 12.5% y/y
•EPS of $2.38, up 277.8% y/y; adjusted EPS1 of $1.37, up 28.0% y/y
•Recorded $187 million in mark-to-market gains on our investment in AMTM, increasing Q4 GAAP net income
•Backlog of $21.8 billion, up 22.5% y/y; Q4 book-to-bill 1.67x (1.35x TTM)
Fiscal Year 2024 Highlights from Continuing Operations:
•Revenue of $11.5 billion grew 6.0% y/y; adjusted net revenue1 up 5.1% y/y
•Net income of $613 million, up 61.6% y/y; Adjusted EBITDA1 of $1,059 million, up 8.9% y/y
•EPS of $4.79, up 57.0% y/y; adjusted EPS1 of $5.28, up 15.8% y/y
•Cash conversion and reported free cash flow conversion1 exceeded 100%

Jacobs' Chair and CEO Bob Pragada commented, "We reached a critical milestone on our strategic shift toward a simpler, higher-value, and higher-margin portfolio during the quarter as we closed the separation transaction involving our Critical Mission Solutions and Cyber & Intelligence businesses, culminating with Amentum successfully listing on the NYSE under the ticker AMTM. The separation, completed on September 27, marks a pivotal moment for Jacobs, enabling us to operate as a more unified and focused company. Demand in our end markets is strong, and we are seeing continued momentum on driving higher gross profit across the business. Heading into FY25, we expect positive trends across Water and Environmental, Critical Infrastructure and Life Sciences and Advanced Manufacturing. With our simplified structure, global delivery model and ongoing operating efficiencies, we are well-positioned to drive profitable growth in fiscal year 2025 and beyond."

Jacobs’ CFO Venk Nathamuni added, "Our GAAP net income margin and adjusted EBITDA margin showed strong sequential growth in Q4, and we plan to build on this strong performance in FY25. Furthermore, our balance sheet remains in excellent condition following the separation transaction. This financial strength positions us well to continue investing in organic growth while repurchasing shares and growing our dividend over the long-term. In FY24, we returned $545 million in the form of dividends and share repurchases, demonstrating our commitment to returning a significant portion of free cash flow to shareholders.”

Financial Outlook2
The Company’s outlook for fiscal 2025 is for adjusted net revenue to grow mid-to-high single digits over fiscal 2024, adjusted EBITDA margin to range from 13.8-14.0%, adjusted EPS to range from $5.80-$6.20 and for reported free cash flow (FCF) conversion to exceed 100% of net income.

Update on Separation Transaction
On September 27, Jacobs announced the completion of the spin-off of its Critical Mission Solutions and Cyber & Intelligence government services businesses (the “Separated Business”) and merger of the Separated Business with Amentum Parent Holdings LLC, forming an independent, publicly traded company called Amentum Holdings, Inc. (NYSE: AMTM) ("Amentum") (the "Separation Transaction"). The financial results of the Separated Business are reflected in Jacobs' discontinued operations.
1See Non-GAAP Financial Measures and Operating Metrics, and GAAP Reconciliations at the end of the press release for additional detail.
2Reconciliation of fiscal 2025 adjusted EBITDA, adjusted EPS and expectations for adjusted net revenue growth and reported FCF conversion to the most directly comparable GAAP measure is not available without unreasonable efforts because the Company cannot predict with sufficient certainty all the components required to provide such reconciliation, including with respect to the costs and charges relating to transaction expenses, restructuring and integration to be incurred in fiscal 2025.

Fourth Quarter Review (in thousands, except for per share and tax rate data)

	Fiscal Q4 2024	Fiscal Q4 2023	Change
Revenue	$2,960,150	$2,834,280	$125,870
Adjusted Net Revenue[1]	$2,118,930	$2,032,292	$86,638
GAAP Net Earnings from Continuing Operations	$309,299	$71,407	$237,892
GAAP Earnings Per Diluted Share (EPS) from Continuing Operations	$2.38	$0.63	$1.75
Adjusted Net Earnings from Continuing Operations[1,3]	$170,480	$135,755	$34,725
Adjusted EPS from Continuing Operations[1,3]	$1.37	$1.07	$0.30
U.S. GAAP effective tax rate from Continuing Operations	18.9%	35.5%	(16.6)%
Adjusted effective tax rate from Continuing Operations[1,3]	27.5%	29.1%	(1.6)%
3Beginning with our fiscal first quarter in 2024, the Company has revised its presentation of adjusted net earnings from continuing operations and adjusted EPS from continuing operations to no longer apply an adjustment which previously resulted in the application of the expected annual effective tax rate to all quarterly periods. Prior comparable periods are also being presented on this basis.
The Company’s adjusted net earnings from continuing operations and adjusted EPS from continuing operations for the fourth quarter of fiscal 2024 and fiscal 2023 exclude certain adjustments that are further described in the section entitled “Non-GAAP Financial Measures” at the end of this release. For a reconciliation of Revenue to Adjusted Net Revenue, see "Segment Information" below.

Fiscal 2024 Review (in thousands, except for per share and tax rate data)

	Fiscal 2024	Fiscal 2023	Change
Revenue	$11,500,941	$10,851,420	$649,521
Adjusted Net Revenue[1]	$8,259,301	$7,861,867	$397,434
GAAP Net Earnings from Continuing Operations	$612,804	$379,125	$233,679
GAAP Earnings Per Diluted Share (EPS) from Continuing Operations	$4.79	$3.05	$1.74
Adjusted Net Earnings from Continuing Operations[1,3]	$665,076	$580,544	$84,532
Adjusted EPS from Continuing Operations[1,3]	$5.28	$4.56	$0.72
U.S. GAAP effective tax rate from Continuing Operations	16.9%	19.5%	(2.6)%
Adjusted effective tax rate from Continuing Operations[1,3]	19.6%	20.3%	(0.7)%
The Company’s adjusted net earnings from continuing operations and adjusted EPS from continuing operations for fiscal 2024 and fiscal 2023 exclude certain adjustments that are further described in the section entitled “Non-GAAP Financial Measures” at the end of this release. For a reconciliation of Revenue to Adjusted Net Revenue, see "Segment Information" below.
Jacobs is hosting a conference call at 10:00 A.M. ET on Tuesday November 19, 2024, which will be webcast live at www.jacobs.com.

Forward-Looking Statements
Certain statements contained in this press release constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not directly relate to any historical or current fact. When used herein, words such as “expects,” “anticipates,” “believes,” “seeks,” “estimates,” “plans,” “intends,” “future,” “will,” “would,” “could,” “can,” “may,” "target," "goal" and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make concerning our expectations as to our future growth, prospects, financial outlook and business strategy, including our expectations for our fiscal year 2025 adjusted EBITDA and adjusted EPS, and reported free cash flow conversion, as well as our expectations for our effective tax rates. Although such statements are based on management's current estimates and expectations, and/or currently available competitive, financial, and economic data, forward-looking statements are inherently uncertain, and you should not place undue reliance on such statements as actual results may differ materially. We caution the reader that there are a variety of risks, uncertainties and other factors that could cause actual results to differ materially from what is contained, projected or implied by our forward-looking statements. Such factors include:
▪general economic conditions, including inflation and the actions taken by monetary authorities in response to inflation, changes in interest rates and foreign currency exchange rates, changes in capital markets and stock market volatility, instability in the banking industry, labor shortages, or the impact of a possible recession or economic downturn or changes to monetary or fiscal policies or priorities in the U.S. and the other countries where we do business on our results, prospects and opportunities;
▪competition from existing and future competitors in our target markets, as well as the possible reduction in demand for certain of our product solutions and services, including delays in the timing of the award of projects or reduction in funding, or the abandonment of ongoing or anticipated projects due to the financial condition of our clients and suppliers or due to governmental budget constraints or changes to governmental budgetary priorities, or the inability of our clients to meet their payment obligations in a timely manner or at all;
▪our ability to fully execute on our corporate strategy, including (i) uncertainties as to the impact of the separation of the Separated Business (as defined above) on our business, such as a possible impact on our credit profile or our ability to operate as a separate public-company without the benefit of the resources and capabilities divested as part of the Separated Business (as defined above), the possibility that the transaction will not result in the intended benefits to us or our shareholders, that we will not realize the value expected to be derived from the disposition of our retained stake in Amentum, or that we will incur unexpected costs, charges or expenses related to the provision of transition services in connection with the separation, (ii) the impact of acquisitions, strategic alliances, divestitures, and other strategic events resulting from evolving business strategies, including on our ability to maintain our culture and retain key personnel, customers or suppliers, or our ability to achieve the cost-savings and synergies contemplated by our recent acquisitions within the expected time frames or to achieve them fully and to successfully integrate acquired businesses while retaining key personnel, and (iii) our ability to invest in the tools needed to implement our strategy;
▪financial market risks that may affect us, including by affecting our access to capital, the cost of such capital and/or our funding obligations under defined benefit pension and postretirement plans;
▪legislative changes, including potential changes to the amounts provided for, under the Infrastructure Investment and Jobs Act, as well as other legislation related to governmental spending, and changes in U.S. or foreign tax laws, statutes, rules, regulations or ordinances, including the impact of, and changes to tariffs or trade policies, that may adversely impact our future financial positions or results of operations;
▪increased geopolitical uncertainty and risks, including policy risks and potential civil unrest, relating to the outcome of elections across our key markets and elevated geopolitical tension and conflicts, including the Russia-Ukraine and Israel-Hamas conflicts and the escalating tensions in the Middle East, among others; and
▪the impact of any pandemic, and any resulting economic downturn on our results, prospects and opportunities, measures or restrictions imposed by governments and health officials in response to the pandemic, as well as the inability of governments in certain of the countries in which we operate to effectively mitigate the financial or other impacts of any future pandemics or infectious disease outbreaks on their economies and workforces and our operations therein.

The foregoing factors and potential future developments are inherently uncertain, unpredictable and, in many cases, beyond our control. For a description of these and additional factors that may occur that could cause actual results to differ from our forward-looking statements see our Annual Report on Form 10-K for the year ended September 27, 2024, and in particular the discussions contained therein under Item 1 - Business; Item 1A - Risk Factors; Item 3 - Legal Proceedings; and Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations, as well as the Company’s other filings with the Securities and Exchange Commission. The Company is not under any duty to update any of the forward-looking statements after the date of this press release to conform to actual results, except as required by applicable law.
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Regulation FD

We use any of the following to comply with our disclosure obligations under Regulation FD: press releases, SEC filings, public conference calls, or our website. We routinely post important information on our website at www.jacobs.com, including information that may be deemed to be material. We encourage investors and others interested in the company to monitor these distribution channels for material disclosures.

About Jacobs
At Jacobs, we’re challenging today to reinvent tomorrow by solving the world’s most critical problems for thriving cities, resilient environments, mission-critical outcomes, operational advancement, scientific discovery and cutting-edge manufacturing, turning abstract ideas into realities that transform the world for good. With approximately $12 billion in annual revenue and a talent force of almost 45,000, Jacobs provides a full spectrum of professional services including consulting, technical, scientific and project delivery for the government and private sectors. Visit jacobs.com and connect with Jacobs on LinkedIn, Instagram, X and Facebook.

Financial Highlights:
Results of Operations (in thousands, except per-share data):

	For the Three Months Ended		For the Years Ended
Unaudited	September 27, 2024	September 29, 2023	September 27, 2024	September 29, 2023
Revenues	$2,960,150	$2,834,280	$11,500,941	$10,851,420
Direct cost of contracts	(2,225,029)	(2,128,933)	(8,668,185)	(8,140,560)
Gross profit	735,121	705,347	2,832,756	2,710,860
Selling, general and administrative expenses	(538,916)	(536,989)	(2,140,320)	(2,034,376)
Operating Profit	196,205	168,358	692,436	676,484
Other Income (Expense):
Interest income	8,514	7,023	34,454	24,975
Interest expense	(35,686)	(43,640)	(169,058)	(168,085)
Miscellaneous income (expense), net	224,573	350	219,454	(12,399)
Total other income (expense), net	197,401	(36,267)	84,850	(155,509)
Earnings from Continuing Operations Before Taxes	393,606	132,091	777,286	520,975
Income Tax Expense from Continuing Operations	(74,467)	(46,899)	(131,493)	(101,336)
Net Earnings of the Group from Continuing Operations	319,139	85,192	645,793	419,639
Net Earnings of the Group from Discontinued Operations	19,618	81,802	206,850	300,017
Net Earnings of the Group	338,757	166,994	852,643	719,656
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(4,953)	(5,397)	(17,990)	(18,900)
Net Earnings Attributable to Redeemable Noncontrolling interests	(4,887)	(8,388)	(14,999)	(21,614)
Net Earnings Attributable to Jacobs from Continuing Operations	309,299	71,407	612,804	379,125
Net Earnings Attributable to Noncontrolling Interests from Discontinued Operations	(3,480)	(3,830)	(13,561)	(13,365)
Net Earnings Attributable to Jacobs from Discontinued Operations	16,138	77,972	193,289	286,652
Net Earnings Attributable to Jacobs	$325,437	$149,379	$806,093	$665,777
Net Earnings Per Share:
Basic Net Earnings from Continuing Operations Per Share	$2.39	$0.63	$4.81	$3.06
Basic Net Loss from Discontinued Operations Per Share	$0.13	$0.62	$1.54	$2.26
Basic Earnings Per Share	$2.52	$1.25	$6.35	$5.32

Diluted Net Earnings from Continuing Operations Per Share	$2.38	$0.63	$4.79	$3.05
Diluted Net Loss from Discontinued Operations Per Share	$0.13	$0.61	$1.54	$2.25
Diluted Earnings Per Share	$2.51	$1.24	$6.32	$5.30

Segment Information (in thousands):

	For the Three Months Ended		For the Years Ended
Unaudited	September 27, 2024	September 29, 2023	September 27, 2024	September 29, 2023
Revenues from External Customers:
Infrastructure & Advanced Facilities	$2,670,703	$2,546,040	$10,323,255	$9,693,276
Pass Through Revenue (1)	(841,220)	(801,988)	(3,241,640)	(2,989,553)
Infrastructure & Advanced Facilities Adjusted Net Revenue (1)	$1,829,483	$1,744,052	$7,081,615	$6,703,723
PA Consulting	289,447	288,240	1,177,686	1,158,144
Total Revenue	$2,960,150	$2,834,280	$11,500,941	$10,851,420
Adjusted Net Revenue (1)	$2,118,930	$2,032,292	$8,259,301	$7,861,867

	For the Three Months Ended		For the Years Ended
	September 27, 2024	September 29, 2023	September 27, 2024	September 29, 2023
Segment Operating Profit:
Infrastructure & Advanced Facilities (2)	$177,857	$162,063	$632,276	$585,392
PA Consulting	61,737	59,482	239,250	237,003
Total Segment Operating Profit	239,594	221,545	871,526	822,395
Restructuring, Transaction and Other Charges (3)	(43,389)	(53,187)	(179,090)	(145,911)
Total U.S. GAAP Operating Profit	196,205	168,358	692,436	676,484
Total Other Income (Expense), Net (4)	197,400	(36,267)	84,850	(155,509)
Earnings Before Taxes from Continuing Operations	$393,605	$132,091	$777,286	$520,975

(1)Pass-through revenues for the prior periods presented include certain minor adjustments to properly reflect amounts that had not been previously included and to conform with the fiscal 2023 amounts presented.
(2)Operating profit for Infrastructure & Advanced Facilities includes intangibles amortization of $37.4 million and $38.9 million for the three-month periods ended September 27, 2024 and September 29, 2023, respectively, and $152.7 million and $147.2 million for the years ended September 27, 2024 and September 29, 2023, respectively. Additionally, fiscal 2023 included approximately $15.0 million in net favorable impacts from cost reductions compared to the prior year period, which was associated mainly with net favorable impacts during first quarter from changes in employee benefit programs of $41.0 million offset by approximately $26.0 million in higher spend in company technology platforms and other personnel and corporate cost increases.
(3)The three months and year ended September 27, 2024 include $43.2 million and $163.4 million, respectively, in restructuring and other charges (primarily professional services and employee separation costs) related to the Separation Transaction. The three months and year ended September 29, 2023 include $47.9 million and $61.1 million, respectively, in restructuring and other charges (primarily professional services and employee separation costs) related to the Separation Transaction, $(2.9) million and $14.3 million, respectively, in restructuring and other charges relating to the Company's investment in PA Consulting (primarily employee separation costs) and $9.3 million and $48.2 million, respectively, in charges associated mainly with real estate impairments.
(4)The three months and year ended September 27, 2024 included $186.9 million in mark-to-market gains associated with our investment in Amentum stock recorded in connection with the Separation Transaction.

Balance Sheet (in thousands):

	September 27, 2024	September 29, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$1,144,795	$770,853
Receivables and contract assets	2,845,452	2,430,941
Prepaid expenses and other	155,865	140,726
Investment in equity securities	749,468	—
Current assets held for spin	—	1,347,833
Total current assets	4,895,580	4,690,353
Property, Equipment and Improvements, net	315,630	279,749
Other Noncurrent Assets:
Goodwill	4,788,181	4,644,087
Intangibles, net	874,894	950,784
Deferred income tax assets	195,406	52,956
Operating lease right-of-use assets	303,856	324,857
Miscellaneous	385,458	418,791
Noncurrent assets held for spin	—	3,255,532
Total other noncurrent assets	6,547,795	9,647,007
	$11,759,005	$14,617,109
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term debt	$875,760	$61,430
Accounts payable	1,029,140	922,355
Accrued liabilities	1,087,764	975,192
Operating lease liability	119,988	126,247
Contract liabilities	967,089	709,249
Current liabilities held for spin	—	628,088
Total current liabilities	4,079,741	3,422,561
Long-term debt	1,348,594	2,813,471
Liabilities relating to defined benefit pension and retirement plans	298,221	247,277
Deferred income tax liabilities	116,655	121,356
Long-term operating lease liability	407,826	466,108
Other deferred liabilities	120,483	116,828
Noncurrent liabilities held for spin	—	196,447
Redeemable Noncontrolling Interests	820,182	632,979
Stockholders’ Equity:
Capital stock:
Preferred stock, $1 par value, authorized - 1,000,000 shares; issued and outstanding - none	—	—
Common stock, $1 par value, authorized - 240,000,000 shares; issued and outstanding - 124,253,511 shares and 125,976,998 shares as of September 27, 2024 and September 29, 2023, respectively	124,084	125,977
Additional paid-in capital	2,758,064	2,735,325
Retained earnings	2,366,769	4,542,872
Accumulated other comprehensive loss	(699,450)	(857,954)
Total Jacobs stockholders’ equity	4,549,467	6,546,220
Noncontrolling interests	17,836	53,862
Total Group stockholders’ equity	4,567,303	6,600,082
	$11,759,005	$14,617,109

Cash Flows (in thousands) (Quarterly data unaudited)

	For the Three Months Ended		For the Years Ended
	September 27, 2024	September 29, 2023	September 27, 2024	September 29, 2023
Cash Flows from Operating Activities:
Net earnings attributable to the Group	$338,757	$166,996	$852,643	$719,656
Adjustments to reconcile net earnings to net cash flows provided by (used for) operations:
Depreciation and amortization:
Property, equipment and improvements	25,061	26,476	99,232	103,346
Intangible assets	53,215	51,674	209,507	203,906
Gain on investment in equity securities	(186,931)	—	(186,931)	—
Stock based compensation	20,023	18,429	74,193	74,337
Equity in earnings of operating ventures, net of return on capital distributions	(2,525)	2,639	(16,079)	(324)
(Gain) loss on disposals of assets, net	(4,233)	7,100	(3,200)	7,690
Impairment of equity method investment and other long-term assets	3,000	10,032	3,000	48,163
Deferred income taxes	(108,832)	(81,759)	(224,935)	(76,815)
Changes in assets and liabilities, excluding the effects of businesses acquired:
Receivables and contract assets, net of contract liabilities	36,147	(30,586)	59,587	(8,395)
Prepaid expenses and other current assets	(43,295)	(26,752)	11,217	(33,996)
Miscellaneous other assets	35,993	21,832	104,659	92,050
Accounts payable	(35,751)	57,052	81,469	166,194
Income taxes payable	101,120	19,128	94,094	9,408
Accrued liabilities	(37,808)	(3,569)	(138,491)	(279,136)
Other deferred liabilities	(16,196)	(5,537)	6,047	(49,957)
Other, net	18,787	(13,792)	28,661	(1,364)
Net cash provided by operating activities	196,532	219,363	1,054,673	974,763
Cash Flows from Investing Activities:
Additions to property and equipment	(38,342)	(39,246)	(121,114)	(137,486)
Disposals of property and equipment and other assets	6,029	7	6,187	1,544
Capital contributions to equity investees, net of return of capital distributions	77	—	1,737	7,964
Acquisitions of businesses, net of cash acquired	—	—	(14,000)	(17,685)
Net cash used for investing activities	(32,236)	(39,239)	(127,190)	(145,663)
Cash Flows from Financing Activities:
Proceeds from long-term borrowings	2,382,120	1,530,973	4,606,697	3,860,468
Repayments of long-term borrowings	(1,175,932)	(1,815,276)	(3,370,355)	(4,486,679)
Proceeds from short-term borrowings	4,239	9,658	5,345	13,011
Repayments of short-term borrowings	(834,879)	(3,353)	(866,761)	(3,353)
Debt issuance costs	(32,725)	(5,281)	(34,331)	(17,177)
Proceeds from issuances of common stock	12,089	9,731	47,503	47,782
Common stock repurchases	(56,286)	(145)	(402,668)	(265,714)
Taxes paid on vested restricted stock	(8,331)	(489)	(41,720)	(24,249)
Cash dividends to shareholders	(36,340)	(32,748)	(142,779)	(128,420)
Net dividends associated with noncontrolling interests	(4,162)	(5,869)	(21,678)	(23,156)
Repurchase of redeemable noncontrolling interests	(13,556)	(2,514)	(55,344)	(92,939)
Proceeds from issuances of redeemable noncontrolling interests	—	(755)	19,761	34,016
Cash impact from distribution of SpinCo Business	(495,307)	—	(495,307)	—
Net cash used for financing activities	(259,070)	(316,068)	(751,637)	(1,086,410)
Effect of Exchange Rate Changes	29,425	(28,761)	41,640	32,548
Net Increase (Decrease) in Cash and Cash Equivalents and Restricted Cash	(65,349)	(164,705)	217,486	(224,762)
Cash and Cash Equivalents, including Restricted Cash, at the Beginning of the Period	1,212,280	1,094,150	929,445	1,154,207
Cash and Cash Equivalents, including Restricted Cash, at the End of the Period	$1,146,931	$929,445	$1,146,931	$929,445
Less Cash and Cash Equivalents included in Assets held for spin	$—	$(155,728)	$—	$(155,728)
Cash and Cash Equivalents of Continuing Operations at the End of the Period	$1,146,931	$773,717	$1,146,931	$773,717

Backlog (in millions):

Unaudited	September 27, 2024	September 29, 2023
Infrastructure & Advanced Facilities	$21,472	$17,526
PA Consulting	378	311
Total	$21,850	$17,837

Non-GAAP Financial Measures and Operating Metrics:
In this press release, the Company has included certain non-GAAP financial measures as defined in Regulation G promulgated under the Securities Exchange Act of 1934, as amended. These non-GAAP measures are described below.
As a result of the Separation Transaction, substantially all CMS and C&I related assets and liabilities were separated on September 27, 2024. As such, the financial results of the Separated Business are reflected as discontinued operations for all periods presented and therefore excluded from the non-GAAP measures described below.

Adjusted net revenue is calculated by adjusting revenue from continuing operations to exclude amounts we bill to clients on projects where we are procuring subcontract labor or third-party materials and equipment on behalf of the client (referred to as “pass throughs”). These amounts are considered pass throughs because we receive no or only a minimal mark-up associated with the billed amounts. In 2023, we amended our name and convention for revenue, excluding pass-through costs from “net revenue” to “adjusted net revenue.” This name change is intended to make the non-GAAP nature of this measure more prominent and does not impact measurement.

IA&F and Jacobs adjusted operating profit, adjusted earnings from continuing operations before taxes, adjusted income tax expenses from continuing operations, adjusted net earnings from continuing operations and adjusted EPS from continuing operations are calculated by:

1.Excluding items collectively referred to as Restructuring, Transaction and Other Charges, which include:
a.costs and other charges associated with our Focus 2023 transformation initiatives, including activities associated with the re-scaling and repurposing of physical office space, employee separations, contractual termination fees and related expenses, referred to as "Focus 2023 Transformation, mainly real estate rescaling efforts";
b.transaction costs and other charges incurred in connection with mergers, acquisitions, strategic investments and divestitures, including advisor fees, change in control payments, and the impact of the quarterly adjustment to the estimated performance based payout of contingent consideration to certain sellers in connection with certain acquisitions and similar transaction costs and expenses (collectively referred to as "Transaction Costs");
c.recoveries, costs and other charges associated with restructuring activities and other cost reduction initiatives implemented in connection with mergers, acquisitions, strategic investments and divestitures, including the separation of the CMS/C&I business, such as advisor fees, involuntary terminations and related costs, costs associated with co-locating offices of acquired companies, separating physical locations of continuing operations, professional services and other personnel costs; amounts relating to certain commitments and contingencies relating to discontinued operations of the CH2M business, including the final settlement charges relating to the Legacy CH2M Matter, net of previously recorded reserves; third party recoveries recorded as receivables reducing SG&A, involuntary terminations of management and employees and related transition and legal costs (clauses (a) – (c) collectively referred to as “Restructuring, integration, separation and other charges").

2.Excluding items collectively referred to as "Other adjustments",1 which include:
a.adding back intangible assets amortization and impairment charges;
b.impact of certain subsidiary level contingent equity-based agreements in connection with the transaction structure of our PA Consulting investment;
c.impacts related to tax rate increases in the UK in a prior period;
d.Pretax mark-to-market gains associated with the Company's investment in Amentum stock recorded in connection with the Separation Transaction; and
e.impacts resulting from the EPS numerator adjustment relating to the redeemable noncontrolling interests preference share repurchase and reissuance activities.

We eliminate the impact of “Restructuring, integration, separation and other charges” because we do not consider these to be indicative of ongoing operating performance. Actions taken by the Company to enhance efficiencies are subject to
1 Beginning with our first fiscal quarter in 2024, the Company has revised its presentation of adjusted net earnings from continuing operations and adjusted EPS to no longer reflect adjustments to align these non-GAAP measures to our annual effective tax rates.

significant fluctuations from period to period. The Company's management believes the exclusion of the amounts relating to the above-listed items improves the period-to-period comparability and analysis of the underlying financial performance of the business.

Adjustments to derive adjusted net earnings from continuing operations and adjusted EPS from continuing operations are calculated on an after-tax basis.

Free cash flow is calculated as net cash provided by operating activities from continuing operations as reported on the statement of cash flows less additions to property and equipment.

Adjusted EBITDA is calculated by adding income tax expense, depreciation expense and interest expense (in each case, to the extent attributable to continuing operations) to, and deducting interest income attributable to continuing operations from, adjusted net earnings from continuing operations.

I&AF Adjusted Operating Margin is a ratio of I&AF adjusted operating profit for the segment to the segment's adjusted net revenue. For a reconciliation of revenue to adjusted net revenue, see "Segment Information".

Jacobs Adjusted Operating Margin is a ratio of adjusted operating profit for the Company to the Company's adjusted net revenue. For a reconciliation of revenue to adjusted net revenue, see "Segment Information".

We believe that the measures listed above are useful to management, investors and other users of our financial information in evaluating the Company’s operating results and understanding the Company’s operating trends by excluding or adding back the effects of the items described above and below, the inclusion or exclusion of which can obscure underlying trends. Additionally, management uses such measures in its own evaluation of the Company’s performance, particularly when comparing performance to past periods, and believes these measures are useful for investors because they facilitate a comparison of our financial results from period to period.

This press release also contains certain financial and operating metrics which management believes are useful in evaluating the Company's performance. Backlog represents the revenue or gross profit, as applicable, we expect to realize for work to be completed by our consolidated subsidiaries and our proportionate share of work to be performed by unconsolidated joint ventures. Gross margin in backlog refers to the ratio of gross profit in backlog to gross revenue in backlog. For more information on how we determine our backlog, see our Backlog Information in our most recent annual report filed with the Securities and Exchange Commission. Adjusted EBITDA margin refers to a ratio of adjusted EBITDA to adjusted net revenue. Cash conversion refers to a ratio of cash flow from operations to GAAP net earnings from continuing operations. Reported FCF conversion refers to a ratio of FCF to GAAP net earnings from continuing operations. Book-to-bill ratio is an operational measure representing the ratio of change in backlog since the prior reporting period plus reported revenue for the reporting period to the reported revenues for the same period. We regularly monitor these operating metrics to evaluate our business, identify trends affecting our business, and make strategic decisions.

The Company provides non-GAAP measures to supplement U.S. GAAP measures, as they provide additional insight into the Company’s financial results. However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation and are not in accordance with, or a substitute for, U.S. GAAP measures. In addition, other companies may define non-GAAP measures differently, which limits the ability of investors to compare non-GAAP measures of the Company to those used by our peer companies.

The following tables reconcile the components and values of U.S. GAAP earnings from continuing operations before taxes, income taxes from continuing operations, net earnings attributable to Jacobs from continuing operations, Diluted Net Earnings from Continuing Operations Per Share (which we refer to as EPS from continuing operations), to the corresponding "adjusted" amount, net cash provided by operating activities to reported free cash flow, and revenue to adjusted net revenue. For the comparable periods presented below, such adjustments consist of amounts incurred in connection with the items described above. Amounts are shown in thousands, except for per-share data (note: earnings per share amounts may not total due to rounding).

Reconciliation of Earnings from Continuing Operations Before Taxes to Adjusted Earnings from Continuing Operations Before Taxes (in thousands):

	Three Months Ended		For the Years Ended
	September 27, 2024	September 29, 2023	September 27, 2024	September 29, 2023
Earnings from Continuing Operations Before Taxes	$393,606	$132,091	$777,286	$520,975
Restructuring, Transaction and Other Charges (1):
Focus 2023 Transformation, mainly real estate rescaling efforts	(10)	6,872	49	45,495
Transaction costs	1,232	372	9,246	16,315
Restructuring, integration and separation charges	7,234	43,500	134,862	80,724
Other Adjustments (2):
Amortization of intangibles	38,948	37,449	152,666	147,230
Other	(185,021)	(4,162)	(173,498)	980
Adjusted Earnings from Continuing Operations Before Taxes	$255,989	$216,122	$900,611	$811,719
(1) Includes pre-tax charges primarily relating to the Separation Transaction for the three months and years ended September 27, 2024 and September 29, 2023, respectively. Includes real estate impairment charges associated with the Company's Focus 2023 Transformation program for the three months and years ended September 27, 2024 and September 29, 2023, respectively, as well as charges associated with various transaction costs and activity associated with Company restructuring and integration programs.
(2) Includes pre-tax charges for the removal of amortization of intangible assets for the three months and years ended September 27, 2024 and September 29, 2023 and the impact of certain subsidiary level contingent equity-based agreements in connection with the transaction structure of our PA Consulting investment for the three months and years ended September 27, 2024 and September 29, 2023. The three months and year ended September 27, 2024 includes pretax mark-to-market gains associated with the Company's investment in Amentum stock recorded in connection with the Separation Transaction of $186.9 million.

Reconciliation of Income Tax Expense from Continuing Operations to Adjusted Income Tax Expense from Continuing Operations (in thousands):

	Three Months Ended		For the Years Ended
	September 27, 2024	September 29, 2023	September 27, 2024	September 29, 2023
Income Tax Expense from Continuing Operations	$(74,467)	$(46,899)	$(131,493)	$(101,336)
Tax Effects of Restructuring, Transaction and Other Charges (1)
Focus 2023 Transformation, mainly real estate rescaling efforts	2	(1,815)	(12)	(11,519)
Transaction costs	(174)	136	(1,428)	(2,855)
Restructuring, integration and separation charges	14,565	(5,409)	(4,779)	(12,848)
Tax Effects of Other Adjustments (2)
Amortization of intangibles	(10,362)	(8,842)	(39,073)	(34,737)
Other	(20)	(30)	(36)	(1,038)
Adjusted Income Tax Expense from Continuing Operations	$(70,456)	$(62,859)	$(176,821)	$(164,333)

(1) Includes income tax impacts on restructuring activities primarily relating to the Separation Transaction for the three months and years ended September 27, 2024 and September 29, 2023, along with real estate impairments associated with the Company's Focus 2023 Transformation program for the three months and years ended September 29, 2023.
(2) Includes income tax impacts on amortization of intangible assets and on certain subsidiary level contingent equity-based agreements in connection with the transaction structure of our PA Consulting investment for the three months and years ended September 27, 2024 and September 29, 2023.

Reconciliation of Net Earnings Attributable to Jacobs from Continuing Operations to Adjusted Net Earnings Attributable to Jacobs from Continuing Operations (in thousands):

	Three Months Ended		For the Years Ended
	September 27, 2024	September 29, 2023	September 27, 2024	September 29, 2023
Net Earnings Attributable to Jacobs from Continuing Operations	$309,299	$71,407	$612,804	$379,125
After-tax effects of Restructuring, Transaction and Other Charges (1):
Focus 2023 Transformation, mainly real estate rescaling efforts	(8)	4,958	36	33,876
Transaction costs	845	113	6,606	11,309
Restructuring, integration and separation charges	22,077	38,602	128,155	63,774
After-tax effects of Other Adjustments (2):
Amortization of intangibles	23,859	23,599	95,020	92,612
Other	(185,592)	(2,924)	(177,545)	(152)
Adjusted Net Earnings Attributable to Jacobs from Continuing Operations	$170,480	$135,755	$665,076	$580,544

(1) Includes after-tax charges primarily relating to the Separation Transaction for the three months and years ended September 27, 2024 and September 29, 2023. Includes non-cash real estate impairment charges associated with the Company's Focus 2023 Transformation program and charges associated with various transaction costs and activity associated with the Company restructuring and integration programs for the three months and years ended September 27, 2024 and September 29, 2023.
(2) Includes after-tax and noncontrolling interest impacts from the amortization of intangible assets and estimated tax impacts on certain subsidiary level contingent equity-based agreements in connection with the transaction structure of our PA Consulting investment for the three months and years ended September 27, 2024 and September 29, 2023. The three months and year ended September 27, 2024 include gains associated with the Company's investment in Amentum stock recorded in connection with the Separation Transaction of $186.9 million.

Reconciliation of Diluted Net Earnings from Continuing Operations Per Share to Adjusted Diluted Net Earnings from Continuing Operations Per Share:

	Three Months Ended		For the Years Ended
	September 27, 2024	September 29, 2023	September 27, 2024	September 29, 2023
Diluted Net Earnings from Continuing Operations Per Share	$2.38	$0.63	$4.79	$3.05
After-tax effects of Restructuring, Transaction and Other Charges (1):
Focus 2023 Transformation, mainly real estate rescaling efforts	—	0.04	—	0.27
Transaction costs	0.01	—	0.05	0.09
Restructuring, integration and separation charges	0.18	0.30	1.02	0.50
After-tax effects of Other Adjustments (2):
Amortization of intangibles	0.19	0.19	0.75	0.73
Other	(1.39)	(0.09)	(1.33)	(0.07)
Adjusted Diluted Net Earnings from Continuing Operations Per Share	$1.37	$1.07	$5.28	$4.56

(1) Includes per-share impact charges primarily relating to the Separation Transaction for the three months and years ended September 27, 2024 and September 29, 2023. Includes non-cash real estate impairment charges associated with the Company's Focus 2023 Transformation program and charges associated with various transaction costs and activity associated with the Company restructuring and integration programs for the three months and years ended September 30, 2024 and September 29, 2023.
(2) Includes per-share impacts from the amortization of intangible assets and estimated tax impacts on certain subsidiary level contingent equity-based agreements in connection with the transaction structure of our PA Consulting investment for the three months and years ended September 27, 2024 and September 29, 2023. The three months and year ended September 27, 2024 includes per-share impacts from gains associated with the Company's investment in Amentum stock.

Reconciliation of Interest Expense from Continuing Operations to Adjusted Interest Expense from Continuing Operations (in thousands):

	Three Months Ended		For the Years Ended
	September 27, 2024	September 29, 2023	September 27, 2024	September 29, 2023
Interest Expense from Continuing Operations	$(35,686)	$(43,640)	$(169,058)	$(168,085)
Restructuring, Transaction and Other Charges (1)
Restructuring, integration and separation charges	219	—	219	—
Adjusted Interest Expense from Continuing Operations	$(35,467)	$(43,640)	$(168,839)	$(168,085)
(1) Includes pre-tax charges related to the Separation Transaction for the three months and year ended September 27, 2024.

Reconciliation of Net Earnings Attributable to Jacobs from Continuing Operations to Adjusted EBITDA (in thousands):

	Three Months Ended		For the Years Ended
	September 27, 2024	September 29, 2023	September 27, 2024	September 29, 2023
Net Earnings Attributable to Jacobs from Continuing Operations	$309,299	$71,407	$612,804	$379,125
After-tax effects of Restructuring, Transaction and Other Charges	22,914	43,673	134,797	108,959
After-tax effects of Other Adjustments	(161,733)	20,675	(82,525)	92,460
Adj. Net earnings from Continuing Operations	170,480	135,755	665,076	580,544
Adj. Income Tax Expense from Continuing Operations	70,456	62,859	176,821	164,333
Adj. Net earnings from Continuing Operations attributable to Jacobs before Income Taxes	240,936	198,614	841,897	744,877
Depreciation expense	21,053	21,657	82,987	84,271
Interest income	(8,514)	(7,023)	(34,454)	(24,975)
Adjusted Interest expense	35,467	43,640	168,839	168,085
Adjusted EBITDA	$288,942	$256,888	$1,059,269	$972,258

Reconciliation of Free Cash Flow (in thousands):

	Three Months Ended		For the Years Ended
	September 27, 2024	September 29, 2023	September 27, 2024	September 29, 2023
Net cash provided by operating activities	$196,532	$219,363	$1,054,673	$974,763
Additions to property and equipment	(38,342)	(39,246)	(121,114)	(137,486)
Free cash flow	$158,190	$180,117	$933,559	$837,277

Net cash used for investing activities	$(32,236)	$(39,239)	$(127,190)	$(145,663)
Net cash used for financing activities	$(259,070)	$(316,068)	$(751,637)	$(1,086,410)

Earnings Per Share (in thousands):

	For the Three Months Ended		For the Years Ended
	September 27, 2024	September 29, 2023	September 27, 2024	September 29, 2023
Numerator for Basic and Diluted EPS:
Net earnings attributable to Jacobs from continuing operations	$309,299	$71,407	$612,804	$379,125
Preferred Redeemable Noncontrolling interests redemption value adjustment	(12,020)	8,340	(10,274)	8,340
Net earnings from continuing operations allocated to common stock for EPS calculation	$297,279	$79,747	$602,530	$387,465

Net earnings from discontinued operations allocated to common stock for EPS calculation	$16,138	$77,972	$193,289	$286,652

Net earnings allocated to common stock for EPS calculation	$313,417	$157,719	$795,819	$674,117

Denominator for Basic and Diluted EPS:

Shares used for calculating basic EPS attributable to common stock	124,315	126,074	125,324	126,607

Effect of dilutive securities:
Stock compensation plans	569	791	557	607
Shares used for calculating diluted EPS attributable to common stock	124,884	126,865	125,881	127,214

Net Earnings Per Share:
Basic Net Earnings from Continuing Operations Per Share	$2.39	$0.63	$4.81	$3.06
Basic Net Loss from Discontinued Operations Per Share	$0.13	$0.62	$1.54	$2.26
Basic Earnings Per Share:	$2.52	$1.25	$6.35	$5.32
Diluted Net Earnings from Continuing Operations Per Share	$2.38	$0.63	$4.79	$3.05
Diluted Net Loss from Discontinued Operations Per Share	$0.13	$0.61	$1.54	$2.25
Diluted Earnings Per Share:	$2.51	$1.24	$6.32	$5.30
Note: Earnings per share amounts may not add due to rounding

For additional information contact:

Investors:
Bert Subin
JacobsIR@jacobs.com

Media:
Louise White
louise.white@jacobs.com

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